UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2011

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

    On June 9, 2011, Crown Holdings, Inc. (the “Company”) entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), amending the Credit Agreement, dated as of November 18, 2005 (as amended by a First Amendment, dated as of August 4, 2006, a Second Amendment and Waiver, dated as of November 12, 2009, a Third Amendment, dated as of May 14, 2010, a Fourth Amendment and Waiver, dated as of June 15, 2010 and a Fifth Amendment, dated as of December 3, 2010, the “Credit Agreement”) among Crown Americas LLC, a wholly-owned indirect subsidiary of the Company (“Crown Americas”), as U.S. Borrower, Crown European Holdings S.A., a wholly-owned indirect subsidiary of the Company (“Crown European Holdings”), as European Borrower, CROWN Metal Packaging Canada LP, a wholly-owned indirect subsidiary of the Company (“CROWN Metal Packaging Canada”), as Canadian Borrower, the subsidiary borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, and various lending institutions referred to therein. Subject to its specific terms and provisions, the Sixth Amendment created a new dollar term loan facility in the amount of $200 million and a new euro term loan facility in the amount of €274 million. The Company’s amended senior secured credit facilities now include new term loan facilities that will mature on June 9, 2016 as well as the existing senior secured revolving credit facilities, which mature on June 15, 2015. Borrowings under the new term loan facilities were used to repay the Company’s existing term loans, which were scheduled to mature on November 15, 2012, and to redeem all of the Company’s outstanding 6.25% first priority senior secured notes due 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2011	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller

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